                                                                     Exhibit 4.3





                       MELLON FUNDING CORPORATION, Issuer



                                       AND



                     MELLON FINANCIAL CORPORATION, Guarantor



                                       TO



                        THE CHASE MANHATTAN BANK, Trustee









                          SECOND SUPPLEMENTAL INDENTURE









                           Dated as of          , 2000
                                       --------







================================================================================
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         Second supplemental indenture, dated as of         , 2000 among Mellon
Funding Corporation (formerly Mellon Financial Company), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania having its principal office at One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (herein called the "Company"), Mellon Financial Corporation (formerly Mellon Bank Corporation), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania having its principal office at One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (herein called the "Guarantor"), and The Chase Manhattan Bank, a New York banking association duly organized and existing under the laws of the state of New York having its principal executive office at 1 Chase Manhattan Plaza, New York, New York 10081, as Trustee (herein called the "Trustee").

                                    RECITALS

         The Company and the Guarantor have heretofore executed and delivered to the Trustee a certain indenture, dated as of May 2, 1988 (herein called the "Indenture"), and the First Supplemental Indenture, dated as of November 29, 1990 (herein called the "First Supplemental Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company guaranteed by the Guarantor (herein called the "Securities") may be issued from time to time by the Company. All capitalized terms used in this Second Supplemental Indenture which are defined in the Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Indenture or the First Supplemental Indenture, as applicable.

         The Company and the Guarantor desire and have requested the Trustee to join with them in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof and in order to permit the Company to elect that the Securities of any such series, in whole or in any specified part, shall be defeasible.

         Section 1001(8) of the Indenture provides that a Supplemental Indenture may be entered into by the Company, the Guarantor and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.

         The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of the Second Supplemental Indenture is authorized or permitted by the Indenture, (ii) an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in the Indenture with respect to this Second Supplemental Indenture have been complied with, and
(iii) a copy of the resolutions of its Board of Directors certified by its Secretary pursuant to which this Second Supplemental Indenture has been authorized.

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         All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid amendment of and supplement to the Indenture have been done.

         NOW THEREFORE THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE ONE

                           AMENDMENTS TO THE INDENTURE

         SECTION 1.1. Section 101 of the Indenture is amended to include therein the following provisions:

                  (a)    After the definition of corporation:

                         "'Covenant Defeasance' has the meaning specified in
                  Section 1403."

                  (b)    After the definition of Defaulted Interest:

                         "'Defeasance' has the meaning specified in Section
                  1402."

                  (c)    After the definition of Trust Indenture Act:

                         "U.S. Government Obligation" has the meaning
                  specified in Section 1404."

                  (d) The definition of Outstanding is amended by adding the following immediately after subpart in (iii):

                         "(iv) Securities as to which Defeasance has been
                  effected pursuant to Section 1402;"

                  SECTION 1.2.  Section 301 of the Indenture is amended by:

                  (a)    Section 301(17) is renumbered Section 301(18).

                  (b) A new Section 301(17) is added to read in its entirety as follows:

                         "(17) if applicable, that the Securities of the
                  series, in whole or any specified part, shall be defeasible pursuant to Section 1402 or Section 1403 or both such Sections, any provisions to permit a pledge of obligations other than U. S. Government Obligations (or the establishment of other arrangements) to satisfy the



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                  requirements of Section 1404(1) for defeasance of such
                  Securities and, if other than by a Board Resolution, the manner in which any elections by the Company to defease such Securities shall be evidenced;"

         SECTION 1.3. The following Article Fourteen is added immediately following the last paragraph of Section 1303:

                                "ARTICLE FOURTEEN

                           DEFEASANCE AND COVENANT DEFEASANCE

                           SECTION 1401. COMPANY'S OPTION TO EFFECT DEFEASANCE
                  OR COVENANT DEFEASANCE.

                           The Company may elect, at its option at any time, to
                  have Section 1402 or Section 1403 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such
                  Section 1402 or 1403, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by
                  Section 301 for such Securities.

                           SECTION 1402. DEFEASANCE AND DISCHARGE.

                           Upon the Company's exercise of its option (if any) to
                  have this Section applied to any Securities or any series of Securities, as the case may be, each of the Company and the Guarantor shall be deemed to have been discharged from its respective obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and that each of the Company and the Guarantor shall be deemed to have satisfied all its obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 707, 1102 and 1103, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any



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                  Securities notwithstanding the prior exercise of its option
                  (if any) to have Section 1403 applied to such Securities.

                           SECTION 1403. COVENANT DEFEASANCE.

                           Upon the Company's exercise of its option (if any) to
                  have this Section applied to any Securities or any series of Securities, as the case may be, (1) each of the Company and the Guarantor shall be released from its respective obligations under Sections 1105 through 1108, inclusive, and any covenants provided pursuant to Section 301(12), 1001(2) or 1001(6) for the benefit of the Holders of such Securities and
                  (2) the occurrence of any event specified in Sections 601(4) (with respect to any of Sections 1105 through 1108, inclusive, and any such covenants provided pursuant to Section 301(12), 1001(2) or 1001(6)) and 601(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, each of the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 601(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

                           SECTION 1404. CONDITIONS TO DEFEASANCE OR COVENANT
                  DEFEASANCE.

                           The following shall be the conditions to the
                  application of Section 1402 or Section 1403 to any Securities or any series of Securities, as the case may be:

                                    (1) The Company shall irrevocably have
                           deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 709 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) such other obligations or arrangements as may be specified as



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                           contemplated by Section 301 with respect to such
                           Securities, or (D) a combination thereof, in each case sufficient, in the option of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and
                           (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

                                    (2) In the event of any election to have
                           Section 1402 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (x) or (y) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such



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                           Securities and will be subject to Federal income tax
                           on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur and (B) if Securities of such series are then listed on the New York Stock Exchange, to the effect that the Securities of such series will not be delisted as a result of such election.

                                    (3) In the event of any election to have
                           Section 1403 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                                    (4) The Company shall have delivered to the
                           Trustee an Officers' Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

                                    (5) No event which is, or after notice or
                           lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 601(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                                    (6) Such Defeasance or Covenant Defeasance
                           shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                                    (7) Such Defeasance or Covenant Defeasance
                           shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                                    (8) Such Defeasance or Covenant Defeasance
                           shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.



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                                    (9) The Company shall have delivered to the
                           Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

                           SECTION 1405. DEPOSITED MONEY AND U.S. GOVERNMENT
                  OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS.

                           Subject to the provisions of the last paragraph of
                  Section 1103, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1406, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1404 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

                           The Company shall pay and indemnify the Trustee
                  against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
                  Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

                           Anything in this Article to the contrary
                  notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

                           SECTION 1406. REINSTATEMENT.

                           If the Trustee or the Paying Agent is unable to apply
                  any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from



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                  which the Company has been discharged or released pursuant to
                  Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to such Securities in accordance with this Article; PROVIDED, HOWEVER, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust."



                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.1. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         Section 2.2. The provisions and benefit of this Second Supplemental Indenture shall not be effective with respect to Securities outstanding prior to the date hereof.

         Section 2.3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 2.4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by and of the provisions of the Trust Indenture Act, such required provision shall control.

         Section 2.5. All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

         Section 2.6. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.7. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Second Supplemental Indenture.





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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          MELLON FUNDING CORPORATION,
                                                                          Issuer


                                          BY:
                                             ----------------------------------
                                          Name:   Steven G. Elliott
                                          Title:  President and Chief Executive
                                                  Officer
Attest:



------------------------------
Secretary
                                          MELLON FINANCIAL CORPORATION,
                                                                       Guarantor


                                          BY:
                                             -----------------------------------
                                          Name:   Martin G. McGuinn
                                          Title:  Chairman and
                                                  Chief Executive Officer
Attest:



------------------------------
Secretary


                                          THE CHASE MANHATTAN BANK,
                                                                         Trustee


                                          BY:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


Attest:



------------------------------





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COMMONWEALTH OF PENNSYLVANIA        )
                                    )                    ss.:
COUNTY OF ALLEGHENY                 )

                  On the day of         , 2000, before me personally came
Steven G. Elliott, to me known, who, being by me duly sworn, did depose and say that he is President & Chief Executive Officer of Mellon Funding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ----------------------------------------
                                        Notary Public
                                                            , Notary Public
                                        --------------------
                                        PITTSBURGH, ALLEGHENY COUNTY
                                        MY COMMISSION EXPIRES
                                                             -------------------
                                        Member, Penn. Assoc. of Notaries
[Notarial Seal]



COMMONWEALTH OF PENNSYLVANIA        )
                                    )                    ss.:
COUNTY OF ALLEGHENY                 )

         On the day of       , 2000 before me personally came Martin G. McGuinn,
to me known, who, being by me duly sworn, did depose and say that he is chairman and Chief Executive Officer of Mellon Financial Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ----------------------------------------
                                        Notary Public
                                                            , Notary Public
                                        --------------------
                                        PITTSBURGH, ALLEGHENY COUNTY
                                        MY COMMISSION EXPIRES
                                                             -------------------
                                        Member, Penn. Assoc. of Notaries
[Notarial Seal]

STATE OF NEW YORK          )
                           )                              ss.:
COUNTY OF                  )
          -----------

                  On the day of , 2000, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ----------------------------------------
                                        Notary Public
                                        Notary Public, State of New York
                                        No.
                                           -------------------------------------
                                        COMMISSION EXPIRES
                                                           ---------------------
[Notarial Seal]


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